UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2006

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50399

(Commission File Number)

86-1066675

(IRS Employer Identification No.)

One East Liberty Street, Sixth Floor, Suite 9, Reno, Nevada 89504

(Address of principal executive offices and Zip Code)

(775) 686-6081

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 31, 2006, we entered into a letter agreement whereby we received an extension of the Final Maturity Date of the Macquarie Bank Limited Bridge Finance Facility until March 31, 2007. As per the Bridge Finance Facility agreement, we paid to Macquarie Bank Limited a 5% extension fee in the form of common shares of the Company. Total shares issued to Macquarie Bank Limited on December 31st, 2006 were 421,053.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following discussions with management and our current independent registered public accounting firm, Chisholm, Bierwolf & Nilson, LLP, Management and the Audit Committee concluded that the unaudited interim financial statements of our company for the quarters ended June 30, 2006 and September 30, 2006 included in the Form 10-QSB quarterly reports filed on August 17, 2006 and November 13, 2006 should not be relied upon. On

December 29, 2006 our management determined, after an additional review of certain transactions related to the acquisition of royalty assets in April 2006, that several revisions to the financial statements are required for the quarters ended June 30, 2006 and September 30, 2006. These financial statements reflect restated amounts related to the following acquisition related transactions in accordance with US GAAP. The restated amounts are primarily in regards to: (i) previously expensed issuance costs as incurred related to obtaining certain financing, where the change has resulted in reduced general and administrative expense and increased deferred charges. The difference will be reflected in interest expense as a result of the amortization of the issuance costs on a straight-line basis over lives of the financing arrangements; (ii) previously recognized royalty revenue generated during the first quarter by certain royalty interests in mineral properties, prior to our obtaining ownership of the assets, that will be restated to reflect the fact that we did not have ownership of the assets until after the quarter end. The resulting adjustment will decrease reported revenue for the quarter and the royalty receipt amounts will consequently be reflected as a reduction of the carrying amount of the royalty interests in mineral properties; and (iii) we previously recognized financing fees related to the fair value of warrants issued in conjunction with our common stock in a private placement. We have determined this to be a capital transaction and will reverse the previously reported expense and allocate the amount to warrants to be reflected on the balance sheet.

We intend to restate the unaudited interim financial statements of our company included in the Form 10-QSBs filed on August 17, 2006 and November 13, 2006 by filing amendments thereto on Form 10-QSB/A as of the soonest practicable date.

Our audit committee discussed the matters with management and management discussed the matters disclosed in Item 4.02 of this current report with our current independent registered public accounting firm, Chisholm, Bierwolf & Nilson, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ Mark Kucher

Mark Kucher

Chief Executive Officer

Date: January 23, 2007